UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(AMENDMENT NO. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF EARLIEST EVENT REPORTED: December 5, 2005
HELMERICH & PAYNE, INC.
(Exact name of registrant as specified in its charter)
State of Incorporation: Delaware
COMMISSION FILE NUMBER 1-4221
Internal Revenue Service — Employer Identification No. 73-0679879
1437 South Boulder Avenue, Suite 1400, Tulsa, Oklahoma 74119
(918)742-5531

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 — Entry into a Material Definitive Agreement.
(a) On December 9, 2005, Helmerich & Payne, Inc. (the “Company”) filed a Current Report on Form 8-K disclosing the compensation for the Company’s executive officers that was approved by the Human Resources Committee (the “Committee”) of the Company’s Board of Directors on December 5, 2005. This Amendment No. 1 is being filed to report that the Committee also approved, on December 5, 2005, the accelerated vesting of all stock options of George S. Dotson, Vice President and President and Chief Operating Officer of Helmerich & Payne International Drilling Co., effective immediately prior to Mr. Dotson’s retirement from the Company. Specifically, the Committee approved the vesting as of February 28, 2006, of an aggregate of 90,000 options to purchase common stock of the Company, which options were previously granted in December of 2002, 2003, and 2004.
     This Amendment No. 1 to the Current Report on Form 8-K filed December 9, 2005, does not otherwise modify or update the disclosures contained in said Current Report on Form 8-K.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized the undersigned to sign this report on its behalf.
HELMERICH & PAYNE, INC.
(Registrant)
/s/ Steven R. Mackey
Steven R. Mackey
Vice President
DATE: January 25, 2006